EXHIBIT 99.1

U.S. Auto Parts Network, Inc. Announces Acquisition of Auto Information and Advice Website

CARSON, Calif., September 30, 2008 U.S. Auto Parts Network, Inc. (Nasdaq: PRTS), a leading online provider of aftermarket auto parts and accessories, today announced that it has entered into an agreement to purchase certain assets of SmartTrac, Inc. related to a website providing a broad range of information on the purchase, care and repair of automobiles.

The website, which generates over 250,000 unique visitors monthly, will enhance the scope of information, advice and guidance that U.S. Auto Parts provides its customers.

The deep vertical content provided on the site includes basic education: from “how an engine works” to car care advice, maintenance and repair information. Automobile trends and vehicle reviews based on actual driver experience will also assist the consumer in making informed decisions when purchasing a car. U.S. Auto Parts plans to integrate its parts catalogue into the site to provide users with quick and easy access to solutions for their auto repair part needs.

“U.S. Auto Parts has grown and will continue to grow our business, in part, through acquiring relevant online content, and integrating it into our world class e-commerce platform,” said Shane Evangelist, CEO of U.S. Auto Parts. “This acquisition is in line with that strategy but is also a first step in a move to arm customers with information about how to best service and repair their vehicle. Once informed, we believe U.S. Auto Parts is uniquely positioned to offer the broadest range of reliable and inexpensive parts for those repairs."

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company's network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts' flagship websites are located at http://www.partstrain.com and http://www.autopartswarehouse.com, and the Company's corporate website is located at http://www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are based on management's current expectations, estimates and projections about the Company's business and its industry, as well as certain assumptions made by the Company. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company's expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, the status of our auction rate preferred securities, as well as the future performance of the Company's call center operations. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the demand for the Company's products; the potential economic downturn that could adversely impact retail sales, the competitive and volatile environment in the Company's industry; the Company's ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company's ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company's ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company's business plans both domestically and internationally; the Company's cash needs; any changes in the search algorithms by leading Internet search companies and the Company's ability to comply with Section 404 of the Sarbanes-Oxley Act, and, maintain an adequate system of internal controls; any remediation costs or other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at http://www.usautoparts.net and the SEC's website at http://www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

US Auto Parts(R), Auto Parts Train(TM), PartsTrain(TM), Partsbin(TM), Kool-Vue(TM) and Auto-Vend(TM) are among the trademarks of U.S. Auto Parts. All other trademarks and trade names mentioned are the property of their respective owners.

    Investor Contacts:
    Michael McClane, Chief Financial Officer
    U.S. Auto Parts Network, Inc.
    michael@usautoparts.com
    (310) 735-0085

    Anne Rakunas / Laura Foster
    ICR, Inc.
    (310) 954-1100
    anne.rakunas@icrinc.com
    laura.foster@icrinc.com

SOURCE U.S. Auto Parts Network, Inc.
http://www.usautoparts.net